-------------------------
                                                  |OMB APPROVAL             |
                                                  |-------------------------|
                                                  |OMB Number: 3235-0060    |
                                                  |-------------------------|
                                                  |Expires: October 31, 2005|
                                                  |-------------------------|
                                                  |Estimated average burden |
                                                  |hours per response: 1.25 |
                                                   -------------------------



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 6, 2004


                       Mrs. Fields' Original Cookies, Inc.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its chapter)


          Delaware                   333-45179                  87-0552899
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)           Identification No.)


       2855 East Cottonwood Parkway, Suite 400
                 Salt Lake City, Utah                          84121-7050
------------------------------------------------------- -----------------------
       (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code (801) 736-5600


-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events and Regulation FD Disclosure.

Commencement of Tender and Exchange Offers

                  On February 6, 2004, Mrs. Fields Famous Brands, LLC, a wholly-owned subsidiary of the Registrant ("MFFB"), commenced tender and exchange offers for all of the Registrant's outstanding $140 million principal amount of 10?% Senior Notes due 2004 (the "Notes"). MFFB is offering to purchase the Notes at a price of $850 in cash per $1,000 principal amount. Holders of Notes that are "qualified institutional buyers" and "institutional investors," as defined in the rules under the Securities Act of 1933, as amended, also may elect to exchange any $1,000 principal amount of Notes for $1,000 principal amount of MFFB's 9% Senior Secured Notes due 2011. Whether tendering for exchange or purchase, holders also will receive a cash payment in respect of all accrued and unpaid interest on the Notes.

                  In connection with the tender and exchange offers, MFFB also is soliciting consents from the holders of the Notes to approve certain amendments to the indenture under which the Notes were issued to reduce substantially all negative covenants. The tender and exchange offers are subject to various conditions including the tenders for purchase or exchange by at least 95% of the holders of the Notes, the execution of a supplemental indenture containing the amendments for which consents were solicited, and the completion of MFFB's proposed offering of senior secured notes.

                  The tender and exchange offers commenced on February 6, 2004 and will expire at midnight, New York City time, on March 5, 2004, unless extended.


Related Transactions

                  In connection with the completion of the tender and exchange offers, the Registrant will contribute to MFFB all of its interests in TCBY Systems, LLC ("TCBY") and Mrs. Fields Gifts, Inc. (which operates our gifts business) and will contribute to MFFB or newly-formed brand-specific subsidiaries of MFFB the intellectual property and licensing and franchising assets and liabilities of each of the Mrs. Fields, Great American Cookie Company, Hot Sam, Original Cookie Company, Pretzel Time and Pretzelmaker brands as well as the Great American batter facility. In connection with this contribution, MFFB and these subsidiaries will enter into franchise agreements with MFOC and certain of its subsidiaries under which they would be permitted to act as our franchisees to sell and distribute our products in their owned stores upon payment of franchise fees and other amounts required under the franchise agreements.

                  In connection with and conditioned on the completion of the tender and exchange offers and related transactions, MFFB's parent companies intend to issue a combination of debt and equity for aggregate gross proceeds of $22.5 million in cash, of which $5.0 million will be retained by MFOC to fund operations and $17.5 million will be contributed as common equity to MFFB. This contribution from MFFB's parent companies, together with the net proceeds from a planned private placement under Rule 144A and the issuance of MFFB's 9% Senior Secured Notes in the exchange offer, will be used to retire substantially all of the Registrant's and TCBY's indebtedness, to pay the fees and expenses associated with the tender and exchange offers and for general corporate purposes.

                  In connection with and conditioned upon completion of the tender and exchange offers, MFFB intends to enter into a management agreement with the Registrant, pursuant to which MFFB will provide certain management services to the Registrant and its subsidiaries (other than MFFB and its subsidiaries) upon the terms and subject to the conditions set forth in the management agreement, which will include payments to MFFB from the Registrant intended to reflect the actual costs of providing these services.

                  A copy of the press release relating to the tender and exchange offers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press Release of the Registrant, dated February 6, 2004.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            MRS. FIELDS' ORIGINAL COOKIES, INC.


                                            By: /s/ MICHAEL R. WARD
                                               ----------------------------
                                            Name:  Michael R. Ward
                                            Title: Senior Vice President

Dated: February 6, 2004